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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
CHURCHILL DOWNS INCORPORATED
(Name of Registrant as Specified In Its Charter)

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CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2006

To the Shareholders of
Churchill Downs Incorporated:

        Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, on Thursday, June 15, 2006, at 10:00 a.m., E.D.T. for the following purposes:

           I.  To elect four (4) Class I Directors for a term of three (3) years (Proposal No. 1);

          II.  To approve an amendment to the Churchill Downs Incorporated 2004 Restricted Stock Plan to add 120,000 shares of Common Stock by increasing the number of shares of Common Stock, no par value, reserved for issuance thereunder from 195,000 to 315,000 (Proposal No. 2);

        III.  To approve the material terms of the performance goals established by the Compensation Committee of the Board of Directors for the payment of compensation to Thomas H. Meeker and William C. Carstanjen under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) (Proposal No. 3);

         IV.  To approve or disapprove the minutes of the 2005 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No. 4); and

           V.  To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

        The close of business on April 12, 2006, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith or vote by telephone or over the Internet.

By Order of the Board of Directors.
REBECCA C. REED Senior Vice President, General Counsel and Secretary
April , 2006

CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on June 15, 2006

        The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 2006 Annual Meeting of Shareholders to be held on Thursday, June 15, 2006, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about April    , 2006.

Voting Rights

        Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 12, 2006, are entitled to notice of and to vote at the Annual Meeting. On that date,                        shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Under the Company's Amended and Restated Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE AMENDMENT OF THE CHURCHILL DOWNS INCORPORATED 2004 RESTRICTED STOCK PLAN TO ADD 120,000 SHARES OF COMMON STOCK BY INCREASING THE NUMBER OF SHARES OF COMMON STOCK, NO PAR VALUE, RESERVED FOR ISSUANCE THEREUNDER FROM 195,000 TO 315,000, FOR APPROVAL OF THE PERFORMANCE GOALS FOR THOMAS H. MEEKER AND WILLIAM C. CARSTANJEN UNDER THE COMPANY'S 1997 INCENTIVE COMPENSATION PLAN, FOR APPROVAL OF THE MINUTES OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS AND IN THE DISCRETION OF THE PERSON OR PERSONS VOTING THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

        Shareholders may also vote by telephone or over the Internet. Please refer to the instructions on your proxy card or the information forwarded by your bank, broker or other holder of record. The Internet and telephone voting facilities will close at 11:59 P.M. E.D.T. on June 14, 2006.

Revocation of Proxy

        A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company at 700 Central Avenue, Louisville, KY 40208, and such revocation shall be effective for all votes after receipt.

Security Ownership of Certain Beneficial
Owners and Management

        The following table sets forth information as of April 12, 2006 regarding the beneficial ownership of the Common Stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director of the Company, each named executive officer (as defined in "Executive Compensation—Summary Compensation Table" herein), and the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on                        shares of Common Stock outstanding as of April 12, 2006.

Name of Beneficial Owner(1)	Amount and Nature Of Beneficial Ownership	Percent of Class
Duchossois Industries, Inc. 845 Larch Avenue Elmhurst, IL 60126	3,150,000	(2)%
Gabelli Funds, LLC and affiliates One Corporate Center Rye, New York 10580-1435	821,706	(3)%
Carl F. Pollard	132,303	(4)%
Leonard S. Coleman, Jr.	500%
Craig J. Duchossois	3,150,000	(5)%
Richard L. Duchossois	3,165,000	(6)%
Robert L. Fealy	0%
J. David Grissom	150,000%
Seth W. Hancock	290,650	(7)%
Daniel P. Harrington	233,300	(8)%
G. Watts Humphrey, Jr.	51,000%
Thomas H. Meeker		(9)%
Susan E. Packard	500%
Darrell R. Wells	189,430	(10)%
William C. Carstanjen	0	(11)%
Michael E. Miller	26,494	(12)%
Steven P. Sexton	30,157	(13)%
Andrew G. Skehan	31,100	(14)%
24 Directors and Executive Officers as a Group		(15)(16)%

*
Less than 0.1%

(1)
According to the Schedule 13D/A filed by Brad M. Kelley on April 30, 2004, Mr. Kelley, having an address of P.O. Box 1355, Boca Grande, Florida 33921, has beneficial ownership of 1,165,870 shares of the Company's Common Stock. On October 19, 2004, the Company acquired a total of 539,489 shares of its Common Stock from Mr. Kelley, pursuant to a Stock Redemption Agreement between the Company and Mr. Kelley (the "Redemption Agreement") and a Purchase Agreement between Kelley Farms Racing, LLC and the Company (the "Kentucky Downs Purchase Agreement"), each dated October 19, 2004. Pursuant to the Kentucky Downs Purchase Agreement, the Company acquired, for consideration set forth in the Kentucky Downs Purchase Agreement, 86,886 shares of Common Stock. Under the Redemption Agreement, the Company redeemed 452,603 shares of Common Stock from Mr. Kelley, which, after giving effect to the transactions under the Kentucky Downs Purchase Agreement, reduced Mr. Kelley's ownership of Common Stock to 4.9%. The shares redeemed under the Redemption Agreement were acquired by the Company in exchange for its subordinated unsecured convertible promissory note in the principal amount of $16,669,379.87, originally dated October 19, 2004 and as amended on March 7, 2005 (the "Note"). The Note matures on October 18, 2014, and may not be prepaid without Mr. Kelley's consent. Upon maturity of the Note, the Company must pay the principal balance and unpaid accrued interest in cash. Mr. Kelley may convert the Note, in whole or in part and upon not less than seventy-five days notice to the Company, into the number of shares of Common Stock equal to the principal amount of the Note plus accrued and unpaid interest being converted divided by the conversion price of $36.83. Under the terms of the Note, Mr. Kelley may exercise his conversion right if his total beneficial ownership of the Common Stock immediately after conversion would be less than 4.9% of the total number of issued and outstanding shares of Common Stock. If Mr. Kelley's post-conversion beneficial ownership of Common Stock would be 5.0% or greater, he may exercise the conversion right only if he has fully disclosed any and all information, has executed any documents, and has taken all steps required by any applicable gaming agency or regulatory authority for holders of 5.0% of Common Stock (the "Disclosure Requirements"). The Note may be immediately converted without prior notice, subject to Mr. Kelley's compliance with the Disclosure Requirements, in the event the Company establishes a record date for holders to receive certain Company distributions (other than a distribution payable only in cash), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or in the event of certain reorganizations, reclassifications, recapitalizations, transfers, consolidations or mergers or any voluntary or involuntary dissolution, liquidation or winding-up of the Company. Mr. Kelley agreed in the Redemption Agreement that neither he nor any of his affiliates would purchase Common Stock unless his total beneficial ownership of Common Stock immediately after such purchase would be less than 4.9% or, prior to such purchase, he has complied with the Disclosure Requirements.

(2)
By the terms of a certain Merger Agreement between the Company and Duchossois Industries, Inc., which is described in more detail below, Duchossois Industries, Inc., may have been issued up to an additional 1,250,000 shares of Common Stock, subject to the occurrence of certain events as specified in the Merger Agreement. The provision in the Merger Agreement which could have resulted in these additional shares has terminated pursuant to its terms without such shares being issued.

(3)
Based upon information set forth in Amendment No. 1 to Schedule 13D/A, filed with the Securities and Exchange Commission on October 6, 2005 jointly by Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management, Inc. ("GAMCO"), MJG Associates, Inc. ("MJG"), Gabelli Securities, Inc. ("GSI"), GGCP, Inc. ("GGCP"), GAMCO Investors, Inc. ("GBL"), and Mario J. Gabelli (the majority stockholder, Chairman of the Board of Directors and Chief Executive Officer of GGCP and GBL and Chief Investment Officer for each of the Reporting Persons), among others. Gabelli Funds has sole voting and dispositive power with respect to 98,000 shares. GAMCO has sole voting power with respect to 665,056 shares and sole dispositive power with respect to 717,056 shares. MJG has sole voting and dispositive power with respect to 5,650 shares. GSI has sole voting and dispositive power with respect to 1,000 shares.

(4)
Mr. Pollard shares voting and investment power with respect to 8,223 shares owned by The C. F. Pollard Foundation, Inc., a 501(c)(3) corporation in which Mr. Pollard has no pecuniary interest.

(5)
Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Craig J. Duchossois shares voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Craig J. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Richard L. Duchossois.

(6)
Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Craig J. Duchossois. Mr. Richard L. Duchossois shares voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc., and he specifically disclaims beneficial ownership of these shares.

(7)
Mr. Hancock shares voting and investment power with respect to 36,120 shares held in trusts for his sisters of which he serves as a trustee and 18,130 shares held by ABC Partnership of which he is a one-third partner.

(8)
Mr. Harrington shares voting and investment power with respect to 233,300 shares held by TVI Corp. He specifically disclaims beneficial ownership of these shares.

(9)
Includes                        shares issuable under currently exercisable options, but excludes 24,827 shares awarded under the Company's Restricted Stock Plan over which Mr. Meeker has neither voting nor dispositive power until the lapse of a five-year restriction period pursuant to the Restricted Stock Agreement governing this award. Mr. Meeker shares voting and investment power with respect to 26,908 shares owned by his wife.

(10)
Mr. Wells shares voting and investment power with respect to 39,800 shares held by the Wells Foundation, Inc., of which he is a trustee. He specifically disclaims beneficial ownership of these shares.

(11)
Excludes 11,000 shares awarded under the Company's Restricted Stock Plan over which Mr. Carstanjen has neither voting nor dispositive power until the lapse of a five-year restriction period pursuant to the Restricted Stock Agreement governing this award.

(12)
Includes 25,317 shares issuable under currently exercisable options, but excludes 9,109 shares awarded under the Company's Restricted Stock Plan over which Mr. Miller has neither voting nor dispositive power until the lapse of a five-year restriction period pursuant to the Restricted Stock Agreement governing this award.

(13)
Includes 30,157 shares issuable under currently exercisable options, but excludes 5,757 shares awarded under the Company's Restricted Stock Plan over which Mr. Sexton has neither voting nor dispositive power until the lapse of a five-year restriction period pursuant to the Restricted Stock Agreement governing this award.

(14)
Includes 30,961 shares issuable under currently exercisable options, but excludes 8,543 shares awarded under the Company's Restricted Stock Plan over which Mr. Skehan has neither voting nor dispositive power until the lapse of a five-year restriction period pursuant to the Restricted Stock Agreement governing this award.

(15)
See "Executive Officers of the Company," and "Election of Directors" herein.

(16)
Includes                        shares issuable under currently exercisable options.

Executive Officers of the Company

        The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

Name and Age	Position(s) With Company and Term of Office
Carl F. Pollard(1) 67	Director since 1985; Chairman of the Board since 2001
Thomas H. Meeker 62	President and Chief Executive Officer since 1984; Director since 1995
Michael W. Anderson 35	Treasurer since June 2002; Vice President, Corporate Finance since January 2002; Corporate Controller, from January 2000 to December 2001; Controller, from November 1996 to December 1999
Roy A. Arnold(2) 50	President, Arlington Park Racecourse, LLC, since April 2006.
William C. Carstanjen(3) 38	Executive Vice President, General Counsel and Chief Development Officer since June 2005
C. Kenneth Dunn 59	President, Calder Race Course, Inc., since April 1999; President, Tropical Park, Inc., since April 1999
Michael E. Miller 54	Executive Vice President since June 2003; Chief Financial Officer since January 2003; Senior Vice President, Finance from January 2000 to December 2002
Rebecca C. Reed 48	Senior Vice President, Senior Counsel and Secretary since June 2005; Senior Vice President, General Counsel and Secretary from January 1999 to June 2005
Donald R. Richardson 60	Senior Vice President, Racing, Churchill Downs Management Company, since November 1999
Karl F. Schmitt, Jr. 53
Senior Vice President, Special Projects since September 2005; President, Churchill Downs Simulcast Network, from January 2003 to September 2005; Chief Operating Officer, Churchill Downs Simulcast Network, from April 2002 to December 2002; Senior Vice President, Communications from March 1998 to December 2002
Timothy N. Scott(4) 47	Senior Vice President, Sales and Marketing, Churchill Downs Management Company, since February 2005
Steven P. Sexton 46
President, Churchill Downs Racetrack, since March, 2003; President, Ellis Park Race Course, Inc., since March 2003; President, Arlington Park Racecourse, LLC, from January 2002 to March 2003; President, Arlington International Racecourse, Inc. (Arlington Park), from September 2001 to December 2001; Executive Vice President, Arlington International Racecourse, Inc. (Arlington Park), from May 2001 to September 2001
Andrew G. Skehan 45
Executive Vice President and Chief Operating Officer since September 2004; Chief Marketing Officer from June 2004 to September 2004; Senior Vice President, Corporate Sales and Marketing from September 1999 to June 2004
Randall E. Soth 55
President, Churchill Downs Louisiana Horseracing Company, L.L.C., since October 2004; Vice President and General Manager, Calder Race Course, Inc. and Tropical Park, Inc., from April 1999 to October 2004

(1)
Mr. Pollard does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(2)
Prior to joining the Company, Mr. Arnold served a 30-year tenure with the United States Marine Corps.

(3)
Prior to joining the Company, Mr. Carstanjen was employed at General Electric Company. From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commerical Finance, Energy Financial Services. From 2002 to 2004, he served as General Counsel of GE Specialty Materials and, from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters.

(4)
From October 1999 until July 2004, Mr. Scott was employed as Senior Vice President, Marketing of AMF Bowling Inc. and as Chief Operating Officer of its International Bowling Centers division.

Election of Directors
(Proposal No. 1)

        At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class I of the Board of Directors to hold office for a term of three (3) years expiring at the 2009 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

        The Amended and Restated Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not fewer than nine (9) nor more than twenty-five (25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. In the Company's Amended and Restated Bylaws, the Board of Directors has established the number of directors at twelve (12), with four (4) directors in Class I, four (4) directors in Class II and four (4) directors in Class III.

        The Company is a party to a Merger Agreement dated as of June 23, 2000, as amended (the "Merger Agreement"), between the Company and Duchossois Industries, Inc., under which certain subsidiaries of the Company were merged into certain wholly-owned subsidiaries of Duchossois Industries, Inc. (the "Merger"). The Merger was approved by vote of the Company's shareholders at a Special Meeting of the shareholders on September 8, 2000. Pursuant to a Stockholder's Agreement between the Company and Duchossois Industries, Inc., as part of the Merger, Duchossois Industries, Inc., designated three (3) individuals for appointment and election to the Board of Directors. The Stockholder's Agreement provides that those individuals, Mr. Richard L. Duchossois, Mr. Craig J. Duchossois and Mr. Robert L. Fealy (or substitute designees reasonably acceptable to the Company), would be nominated to serve as directors of the Company, being allocated as equally as possible among the three classes of directors, for vote of the shareholders of the Company at the annual meeting of shareholders at which each respective class is then submitted for vote by the shareholders. In 2000, the Board of Directors of the Company appointed Mr. Craig J. Duchossois to serve as a member of Class I, Mr. Richard L. Duchossois to serve as a member of Class II and Mr. Robert L. Fealy to serve as a member of Class III. Mr. Craig J. Duchossois, Mr. Richard L. Duchossois and Mr. Robert L. Fealy have each been subsequently reelected to the Board of Directors.

        At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I. The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of these persons. All of the nominees currently serve as members of Class I and have agreed to serve if reelected. With each shareholder having one vote per share to cast for each nominee, the nominees receiving the greatest number of votes will be elected.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE CLASS I DIRECTORS NAMED BELOW.

Nominees for Election as Directors

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)
Class I — Terms Expiring in 2009
Leonard S. Coleman, Jr. 57 Director since 2001
Senior Advisor, Major League Baseball, 1999-2005; Former President, National League of Professional Baseball Clubs, 1994-1999; Director, The Omnicom Group, Aramark Corp. (Audit Committee), Electronic Arts, Inc., Cendant Corp. and H. J. Heinz Co. (Audit Committee); Chairman, The Jackie Robinson Foundation; Director, Children's Defense Fund, Spoleto Festival, Little League Baseball, Metropolitan Opera, The Schuman Fund and Village of Waterloo, Urban America; Former Chairman, ARENACO, Inc. (subsidiary of New York Yankees/New Jersey Nets)
Craig J. Duchossois 61 Director since 2000
Chief Executive Officer and Director, Duchossois Industries, Inc. (private holding company with diversified business interests); Chairman, The Chamberlain Group, Inc. (access control devices); Chairman, Thrall Car Management Co., Inc. (investments); Director, Trinity Industries, Inc., LaSalle National Bank, Culver Education Foundation, University of Chicago, University of Chicago Hospitals, Illinois Institute of Technology, Kellogg Graduate School of Management, World Business Chicago and AMX LLC
G. Watts Humphrey, Jr. 61 Director since 1995
President, GWH Holdings, Inc. (private investment company); Chief Executive Officer, IPEG (international plastics machinery equipment company) and Centria (manufacturer and erector of metal building systems); Owner, Shawnee Farm (thoroughbred breeding and racing operation); Steward, The Jockey Club; Vice-Chairman, The Blood-Horse, Inc.; Director, American Horse Council, Breeders' Cup Limited, Keeneland Association, National Thoroughbred Racing Association, Shakertown at Pleasant Hill, Kentucky, Inc. and Smithfield Trust Company; Member, Board of Trustees, Centre College and University of Pittsburgh
Thomas H. Meeker 62 Director since 1995	President and Chief Executive Officer of the Company since 1984; Director, PNC Bank, Kentucky, Inc., National Thoroughbred Racing Association; Member, Board of Trustees, Centre College

(1)
There has been no change in principal occupation or employment during the past five years, except Mr. Coleman retired as the Senior Advisor to Major League Baseball effective December 31, 2005.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares for the election of a director or directors other than the nominees named above, or substitute nominees, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote for the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

Continuing Directors

        The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)
Class II — Terms Expiring in 2007
Richard L. Duchossois 84 Director since 2000
Chairman, Duchossois Industries, Inc. (private holding company with diversified business interests); Vice Chairman, Thrall Car Management Co., Inc. (investments); Director, Emirates World Series of Racing, Thoroughbred Racing Association; Chairman, Arlington Park Racecourse, LLC
J. David Grissom 67 Director since 1979
Chairman, Mayfair Capital, Inc. (private investment firm); Chairman, The Glenview Trust Company (trust and investment management services); Director, Yum! Brands, Inc. (Audit Committee Chairman); Chairman, Board of Trustees, Centre College; Director, Appriss Inc. and United Metro Media, Inc.
Seth W. Hancock 56 Director since 1973	Managing Partner, Claiborne Farm, Ltd. and President, Hancock Farms, LLC (Thoroughbred breeding and farming); Director, Hopewell Company and Keeneland Association
Susan Elizabeth Packard 51 Director since 2004
President, Affiliate Sales and International Development, Scripps Networks (media sales, distribution and development); former President, Scripps Networks New Ventures (new network development and new media applications); former Chief Operating Officer, Home & Garden Television (HGTV) Network (television network); Director, YMCA of East Tennessee (Chair), Columbus Home (Knoxville), Scripps Howard Foundation, and National Cable Television Center and Museum
Class III — Terms Expiring in 2008
Robert L. Fealy 54 Director since 2000
Chief Financial Officer and Director, Duchossois Industries, Inc. (private holding company with diversified business interests); Director, The Chamberlain Group, Inc. (access control devices); Director, AMX Corporation; Managing Director, Duchossois Technology Partners, LLC (venture capital); Director, Pella Corporation, Illinois Venture Capital Association, Aura Communications, Inc.; Chairman and Director, Brivo Systems, Inc.; and Trustee, University of Cincinnati Foundation
Daniel P. Harrington 50 Director since 1998
President and Chief Executive Officer, HTV Industries, Inc. (private holding company with diversified business interests); Former Chairman and President, Ellis Park Race Course, Inc. (1993 to April 1998); Director, Biopure Corporation (Audit Committee), Portec Rail Products, Inc. (Audit Committee), First State Financial Corporation (Audit Committee), First Guaranty Bank; Trustee, The Veale Foundation
Carl F. Pollard 67 Director since 1985; Chairman since 2001	Owner, Hermitage Farm since 1995 (Thoroughbred breeding); Director, DNP Select Income Fund, Inc. (Audit Committee); Member of Executive Committee, Kentucky Derby Museum Corporation

Darrell R. Wells 63 Director since 1985
General Partner, Security Management Company (investments); Director, Commonwealth Bancshares, Citizens Financial Corporation, Commonwealth Bank & Trust Company, Jundt Growth Fund (Chairman, Audit Committee), First Security Bank, American Printing House and Louisville Youth Training Center

(1)
Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

Emeritus Directors

        Directors Emeriti are available for counsel, but do not attend meetings of the Board of Directors and do not vote on matters presented to the Board. The Company's Amended and Restated Bylaws provide that a person shall not be qualified for election as a Director unless such person is less than 70 years of age on the date of election, unless the election of such person is required by contract. Each director shall become a Director Emeritus upon the expiration of his or her current term following the date on which he or she is no longer qualified for election due to age. The Emeriti Directors are Charles W. Bidwill, Jr., Catesby W. Clay, Louis J. Herrmann, Jr., Frank B. Hower, Jr., Stanley F. Hugenberg, Jr. and Arthur B. Modell.

Compensation of the Board of Directors

        Four (4) regular meetings and three (3) special meetings of the Board of Directors were held during the last fiscal year. During 2005, Directors received an annual retainer fee of $25,000; Directors who served as committee chairmen received an additional $3,000 for a total annual retainer fee of $28,000; and the Chairman of the Board received an additional $20,000 for a total annual retainer fee of $45,000. Directors were also paid $1,000 for each meeting of the Board of Directors that they attended. Directors were paid $1,000 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Only non-employee directors receive this compensation.

Corporate Governance

        The Board of Directors is responsible for providing effective governance over the Company's affairs. The Company's corporate governance practices are designed to align the interests of the Board and management with those of our shareholders and to promote honesty and integrity throughout the Company.

        During the past year, we have continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed guidance and interpretations provided by the Securities and Exchange Commission and Nasdaq.

        Copies of the current charter, as approved by our Board, for each of our Audit, Compensation and Nominating and Governance Committees and a copy of our Corporate Governance Guidelines, Code of Conduct for Employees and Code of Ethics for Principal Financial Officers are available on our corporate website, www.churchilldownsincorporated.com under the "Investors" heading.

        Shareholders may send communications to the Company's Board of Directors addressed to the Board of Directors c/o Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky 40208. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

Board Meetings and Committees

        All directors serving as Class I, II or III directors, except Mr. Hancock, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committee(s) on which they served. Mr. Hancock attended all regularly scheduled meetings of the Board of Directors but was unable to attend two of the three special meetings called. The Company encourages its directors to attend the Annual Meeting each year. All directors serving as Class I, II or III directors attended the Company's Annual Meeting held on June 16, 2005.

        The Board has determined that all of the directors of the Company are "independent directors," as defined under Nasdaq Rule 4200, other than Richard L. Duchossois and Thomas H. Meeker.

        As required by the Company's corporate governance guidelines, the Board of Directors currently has four (4) standing committees: the Executive, Audit, Compensation and the Nominating and Governance Committees. No Director Emeritus serves on any Board committee.

Executive Committee

        The Executive Committee is authorized, subject to certain limitations set forth in the Company's Amended and Restated Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are J. David Grissom, who serves as Chairman, Robert L. Fealy, G. Watts Humphrey, Jr. and Carl F. Pollard.

        Twelve (12) meetings of the Executive Committee were held during the last fiscal year.

Audit Committee

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility in monitoring management in their conduct of the Company's financial reporting process. Under its charter, the Audit Committee is generally responsible for monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof. The Audit Committee monitors the performance of the Company's internal audit function and is directly responsible for the appointment, compensation and oversight of the Company's independent auditors employed by the Company for the purpose of preparing or issuing audit opinions on the Company's financial statements and its internal controls. The Audit Committee monitors the Company's compliance with legal and regulatory requirements as well as the Company's Code of Conduct and Compliance Policy. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel, auditors or other experts for this purpose. The Audit Committee reviews the adequacy of its charter on an annual basis.

        The members of the Audit Committee meet the independence requirements of the Nasdaq listing standards. The members of the Audit Committee are Darrell R. Wells, who serves as Chairman, Leonard S. Coleman, Jr., Daniel P. Harrington and Susan E. Packard.

        Six (6) meetings of the Audit Committee were held during the last fiscal year.

        The Board of Directors has determined that Darrell R. Wells, who is independent as defined under Nasdaq Rule 4200(a)(15) and rules promulgated by the Securities and Exchange Commission, possesses the attributes of, and therefore shall serve as, an audit committee financial expert as defined by regulations promulgated by the Securities and Exchange Commission.

        The Company's Board of Directors has determined that all members of the Company's Audit Committee are independent as defined under Nasdaq Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Commission.

Compensation Committee

        The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan, any restricted stock plan, any long-term compensation plan and any employee stock purchase plan, and determines and approves the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two (2) directors who are not officers or employees of the Company or any of its subsidiaries. At this time, the Compensation Committee includes two (2) independent Directors who are "Non-employee Directors" as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934.

        The members of the Compensation Committee, each of whom is independent as defined by the Nasdaq listing standards, are Craig J. Duchossois, who serves as Chairman, Leonard S. Coleman, Jr., G. Watts Humphrey and Darrell R. Wells.

        Four (4) meetings of the Compensation Committee were held during the last fiscal year.

Nominating and Governance Committee

        The Company's Executive Committee, acting as the Nominating and Governance Committee, is responsible for establishing the criteria for and reviewing the effectiveness of the Company's Board of Directors. In addition, the Nominating and Governance Committee provides oversight with regard to the Company's programs for dealing with business ethics and other governance issues.

        This Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board to identify skill sets and qualifications which are represented in order to determine which ones are needed. In addition, the Committee reviews the Company's Strategic Plan to determine its needs with regard to Board composition. The Committee sometimes employs an outside consultant to identify nominees with the skill sets, experience and backgrounds that suit the Company's needs.

        A candidate for the Company's Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company's various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); diversity in race and gender; number of boards on which the individual serves; and the general variety of backgrounds represented on the Board.

        The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 700 Central Avenue, Louisville, Kentucky 40208. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Company's Board of Directors.

        The members of the Nominating and Governance Committee, each of whom is independent as defined by the Nasdaq listing standards, are J. David Grissom, who serves as Chairman, Robert L. Fealy, G. Watts Humphrey, Jr. and Carl F. Pollard.

        The Nominating and Governance Committee held one meeting during the last fiscal year.

Strategic Planning Committee

        The Strategic Planning Committee is responsible for planning the objectives and direction for the Company's strategic goals and development activities. The Board of Directors previously dissolved the Strategic Planning Committee in March 2004 and the responsibilities of the Strategic Planning Committee were assumed by the Executive Committee. Due to the Company's strategic focus, this Committee was re-established effective September 22, 2005. The members of the Strategic Planning Committee are G. Watts Humphrey, Jr., who serves as Chairman, Robert L. Fealy, J. David Grissom, Susan E. Packard and Carl F. Pollard.

        The Strategic Planning Committee held two meetings during the last fiscal year.

Proposed Amendment of the Churchill Downs Incorporated
2004 Restricted Stock Plan to Add 120,000 Shares of Common Stock by
Increasing the Number of Shares of Common Stock Available for Issuance Under the
Plan from 195,000 to 315,000
(Proposal No. 2)

        On November 13, 2003, the Board of Directors adopted the Churchill Downs Incorporated 2004 Restricted Stock Plan and submitted the 2004 Restricted Stock Plan to the shareholders at the Annual Meeting on June 17, 2004, where it was approved. The 2004 Restricted Stock Plan aids the Company and its subsidiaries in securing and retaining directors and key employees of outstanding ability and provides additional motivation to such directors and employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company benefits from the added interest that directors and employees have in the welfare of the Company as a result of their ownership or increased ownership of the Common Stock.

        On March 9, 2006, the Board of Directors adopted a proposal to amend the 2004 Restricted Stock Plan (as amended, the "Restricted Stock Plan") to increase the aggregate number of shares of Common Stock available for issuance thereunder from 195,000 to 315,000 shares, subject to shareholder approval at the Annual Meeting. The 120,000 share increase represents less than     % of the outstanding shares of Common Stock as of April 12, 2006. Since its adoption,                         shares have been awarded to 39 employees. As of April 12, 2006, there were only                        shares of Common Stock remaining available for issuance under the 2004 Restricted Stock Plan. The proposed amendment is expected to provide a sufficient number of additional shares for award under the Restricted Stock Plan through 2008.

        At the Annual Meeting, the shareholders will be asked to approve this amendment of the 2004 Restricted Stock Plan. Approval of the proposal requires the affirmative vote of a majority of the shares casting votes in favor of or opposed to the proposal.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO AMEND THE 2004 RESTRICTED STOCK PLAN.

        The following constitutes a brief description of the material features of the 2004 Restricted Stock Plan and is qualified in its entirety by reference to the copy of the 2004 Restricted Stock Plan, as proposed to be amended, which is attached as Exhibit A to this Proxy Statement. The Restricted Stock Plan permits the award of Common Stock to directors and key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries. The Company has twelve directors. As of April 1, 2006, the Company had approximately 1,125 full-time employees.

        The Restricted Stock Plan is administered by a committee of not fewer than two members of the Compensation Committee of the Board of Directors (or such other committee as the Board of Directors may designate), who are "non-employee directors" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). Members of the Committee are eligible to receive awards under the Restricted Stock Plan. The Committee selects the directors and employees who will be granted awards under the Restricted Stock Plan and determines the number and provisions of the shares to be awarded and the restrictions and other terms and conditions applicable to each award. Interpretations by the Committee of provisions of the Restricted Stock Plan are final, binding and conclusive, and the Committee's determinations with respect to awards and its selection of eligible directors and employees to whom such awards are made need not be uniform and may be made selectively.

        If the proposed amendment is approved by shareholders, an additional 120,000 shares of Common Stock will be reserved and set aside out of the Company's authorized but unissued shares of Common Stock for issuance under the Restricted Stock Plan (representing            % of the total number of shares

outstanding on April 12, 2006). The shares to be issued under the Restricted Stock Plan will be currently authorized but unissued shares of Common Stock and will carry all rights of ownership attributable to Common Stock (subject to the terms and conditions and restrictions contained in the Restricted Stock Plan and any award agreement), including the right to vote the shares, receive dividends and purchase securities under that certain Rights Agreement, dated as of March 19, 1998, between the Company and National City Bank (as successor Rights Agent to Fifth Third Bank), as amended, and as the same may be amended, modified or supplemented from time to time. If the outstanding Common Stock subject to the Restricted Stock Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporation reorganization, an appropriate adjustment will be made in the number and kind of shares that have been awarded pursuant to the Restricted Stock Plan and are subject to restrictions imposed by the Restricted Stock Plan and that may thereafter be awarded under the Restricted Stock Plan. The Restricted Stock Plan will terminate on January 1, 2014, unless sooner terminated by the Committee. The Committee may also suspend the Restricted Stock Plan at any time prior to January 1, 2014.

        Each award granted under the Restricted Stock Plan will be evidenced by an agreement that will impose certain conditions and restrictions upon the Common Stock awarded, which conditions and restrictions will remain in effect for a period of not less than six months nor more than ten years, as specified by the Committee (the "Restriction Period"). Such conditions and restrictions may include, among other things, provisions allowing the Company to withhold taxes from any awards granted and covenants prohibiting award recipients from competing with the business of the Company and its subsidiaries during the recipient's employment with the Company or service as a director and a reasonable time thereafter.

        The Common Stock awarded under the Restricted Stock Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. In the event that a recipient of an award under the Restricted Stock Plan retires at or after the age of sixty, becomes permanently and totally disabled or dies, the Restriction Period will lapse; except that no restrictions shall lapse less than six months from the date of the award upon the occurrence of any such events. Notwithstanding the term of the Restriction Period, the restrictions will lapse in the event that the Company undergoes a "change in control" as defined in the Restricted Stock Plan. In addition, the Committee may in its sole discretion establish terms and conditions to accelerate the termination of the Restriction Period. Finally, a recipient who is an employee of the Company or its subsidiaries must remain so employed during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to the restrictions. Shares that are forfeited as a result of a participant's termination of employment or service as a director or withheld to satisfy applicable tax requirements will again become available for award under the Restricted Stock Plan.

        In addition to an award of Common Stock under the Restricted Stock Plan, in the sole and exclusive discretion of the Committee, the Company may make a cash payment or payments in connection with an award of Common Stock, the lapse of restrictions or the payment by the recipient of any taxes related to an award.

        The Committee may amend the Restricted Stock Plan at any time; provided, however, that without the further approval of the Board of Directors no such amendment shall: (i) increase the maximum number of shares reserved for purposes of the Restricted Stock Plan except in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporation reorganization; (ii) extend the duration of the Restricted Stock Plan; (iii) materially increase the benefits accruing to participants under the Restricted Stock Plan; (iv) modify the eligibility requirements of the Restricted Stock Plan; or (v) impair the rights of any participant during the Restriction Period without such participant's consent. Amendments to the Restricted Stock Plan may be subject to approval by the shareholders of the Company pursuant to applicable federal or state securities laws or rules adopted by

Nasdaq or any other stock exchange on which shares of the Common Stock may be listed from time to time.

        A recipient who has been granted a restricted stock award under the Restricted Stock Plan will not realize taxable income at the time of the award and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Common Stock subject to an award, the recipient will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding tax deduction, to the extent not otherwise limited under Internal Revenue Code §162(m). Under Code §162(m), compensation paid to any covered employee in excess of $1,000,000 in any taxable year is not deductible by the Company (except to the extent such amounts otherwise constitute "performance based compensation" under Code §162(m)). Gains or losses realized by the recipient upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Any dividends paid to the recipient during the Restriction Period will also be compensation income to the recipient and the Company will be entitled to a corresponding tax deduction. A recipient may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of a grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If the recipient makes this election, the Company will be entitled to a corresponding tax deduction.

        Any acceleration of the vesting or payment of awards under the Restricted Stock Plan in the event of a change in control of the Company may cause part or all of the change in control benefits involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the recipient of the award to a 20% excise tax and preclude a tax deduction by the Company.

        Future grants of awards of restricted stock, if any, that will be made to eligible directors and employees with respect to those shares that are subject to shareholder approval are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table reflects awards of restricted stock granted in 2005.

2004 Restricted Stock Plan

Name and Position	Dollar Value(1)	Number of Shares
Thomas H. Meeker President, Chief Executive Officer and Director	—	14,298
William C. Carstanjen Executive Vice President, General Counsel and Chief Development Officer	—	11,000
Michael E. Miller Executive Vice President and Chief Financial Officer	—	4,850
Steven P. Sexton, President, Churchill Downs Racetrack & Ellis Park Race Course	—	3,648
Andrew G. Skehan Executive Vice President and Chief Operating Officer	—	4,284
All executive officers as a group	—	46,742
All non-employee directors as a group	—	0
Company employees other than executive officers, as a group	—	6,919

(1)
Based on the fair market value of the Common Stock as of April    , 2006.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE CHURCHILL DOWNS INCORPORATED 2004 RESTRICTED STOCK PLAN.

Proposal to Approve the Performance Goals for the
Payment of Compensation to the Chief Executive Officer and the
Executive Vice President, General Counsel and Chief Development Officer
Under the Incentive Compensation Plan
(Proposal No. 3)

        The Company's President and Chief Executive Officer, Executive Vice President, General Counsel and Chief Development Officer, and certain other key employees designated by the Compensation Committee, are eligible to receive an annual cash incentive bonus under the Churchill Downs Incorporated 1997 Incentive Compensation Plan (the "Plan"). The Compensation Committee establishes various performance goals, the attainment of which entitles the participating employee to receive an annual bonus award. The amount of the award is a function of the participant's base salary.

        At its meeting in March 2006, the Compensation Committee established certain objective performance goals pursuant to which the Chief Executive Officer, Thomas Meeker, and the Executive Vice President, General Counsel and Chief Development Officer, William Carstanjen, may receive a bonus award for fiscal year 2006 under the Plan if the performance goals applicable to Mr. Meeker and Mr. Carstanjen are achieved. The performance goals set by the Committee include the attainment of a pre-tax income target for the Company. The Compensation Committee has determined that the specific target is confidential business information, the disclosure of which would have an adverse effect on the Company and its business.

        The Compensation Committee has established certain additional objective performance goals for Mr. Meeker and for Mr. Carstanjen related to the Company's property, its asset utilization strategy, the development of its business, the character of its operations and product offerings, the development of strategic management positions, and a management succession plan, the specific details of which the Compensation Committee has determined to be confidential business information, the disclosure of which would adversely affect the Company and its business. At the conclusion of the year, the Committee will make a determination whether the performance goals have been attained. The ultimate bonus award to Mr. Meeker and Mr. Carstanjen will be determined by the extent to which each achieves each of the applicable performance goals established by the Compensation Committee. The Compensation Committee retains the discretion to award less than the maximum available based upon its determination of Mr. Meeker's and Mr. Carstanjen's performance in meeting the applicable performance goals.

        The maximum dollar amount of bonus that may be awarded to Mr. Meeker under the performance goals established by the Compensation Committee is $1,001,160. The maximum dollar amount of bonus that may be awarded to Mr. Carstanjen under the performance goals is $384,000.

        Under current U.S. tax law the Company may deduct the amount of the bonus award paid to the Mr. Meeker and Mr. Carstanjen to the extent that the deduction is not otherwise limited under Internal Revenue Code §162(m). Under Code §162(m), compensation paid to any covered employee in excess of $1,000,000 in any taxable year is not deductible by the Company except to the extent such amounts constitute "qualified performance based compensation". Qualified performance based compensation is compensation paid solely on account of the attainment of one or more performance goals if:

  •
  the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  •
  the material terms of the performance goals have been approved by the corporation's shareholders prior to the payment of the compensation, and

  •
  the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

        At the Annual Meeting, shareholders will be asked to approve the material terms of the performance goals established by the Compensation Committee for fiscal year 2006 for the payment of incentive compensation to Mr. Meeker and Mr. Carstanjen under the Plan. A vote in favor of this proposal will result in [i] the compensation payable to Mr. Meeker and Mr. Carstanjen under the Plan qualifying as performance-based compensation under Code §162(m), and [ii] the availability to the Company of a tax deduction in the amount of the compensation received by Mr. Meeker and Mr. Carstanjen pursuant to this annual incentive bonus. A vote against the proposal will result in no incentive award being paid to Mr. Meeker and Mr. Carstanjen under the Plan.

        Approval of the proposal requires the affirmative vote of a majority of the shares casting votes in favor of or opposed to the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE PERFORMANCE GOALS FOR THE PAYMENT OF COMPENSATION TO MR. MEEKER AND MR. CARSTANJEN UNDER THE INCENTIVE COMPENSATION PLAN.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE PERFORMANCE GOALS FOR THE PAYMENT OF COMPENSATION TO MR. MEEKER AND MR. CARSTANJEN UNDER THE INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	628,102	(3)(4)		$189,836	(5)
Equity compensation plans not approved by security holders	-0-		-0-	-0-
Total	628,102			$189,836

(1)
This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans.

(2)
The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan ("Stock Purchase Plan"), the Churchill Downs Incorporated 1993 Stock Option Plan ("1993 Plan"), the Churchill Downs Incorporated 1997 Stock Option Plan ("1997 Plan"), the Churchill Downs Incorporated 2003 Stock Option Plan ("2003 Plan"), and the Churchill Downs Incorporated 2004 Restricted Stock Plan ("Restricted Stock Plan"). The 1993 Plan, the 1997 Plan and the 2003 Plan each allow one- to three-year option vesting periods and require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances. The Restricted Stock Plan allows for the award of stock subject to certain conditions and restrictions as determined by the Compensation Committee at the time of the award.

(3)
Of this total, 100,762 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 1993 Plan, 426,468 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 1997 Plan, 2,500 shares of Common Stock of the Company are issuable upon the exercise of outstanding options under the 2003 Plan, and 98,372 shares of Common Stock have been awarded under the Restricted Stock Plan.

(4)
Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company's securities to be issued upon exercise existed at fiscal year's end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)
Of this total, as of December 31, 2005, no shares of Common Stock of the Company remained available for future issuance under the 1993 Plan because that Plan has expired, no shares of Common Stock of the Company remained available for future issuance under the 1997 Plan because that Plan was suspended, no shares of Common Stock remained available for future issuance under the 2003 Plan because that Plan was terminated, 96,628 shares of Common Stock remained available for future issuance under the Restricted Stock Plan and 93,208 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan.

Compensation Committee Report on Executive Compensation

        Under rules established by the Securities and Exchange Commission, the Compensation Committee is required to disclose: (i) the Compensation Committee's compensation policies applicable to the Company's executive officers; (ii) the relationship of executive compensation to Company performance; and (iii) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

        The Compensation Committee consists of four (4) "independent directors" as defined by the Nasdaq listing standards. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, deferred compensation plans, restricted stock plans, long term compensation plans, severance policy, and stock purchase plans for the Company as well as the oversight and administration of the employment contract of the Company's chief executive officer. The Compensation Committee's review of total compensation also includes all aspects of the executive officers' potential future benefits under the Company's severance policy, and in the case of Mr. Meeker, under his employment agreement. The Compensation Committee also periodically reviews compensation data from comparable companies and considers input from professional compensation consultants.

Compensation Policies with Respect to Executive Officers

        The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

        The Compensation Committee has structured executive compensation based upon this philosophy. There are four basic elements of the Company's executive compensation program, each determined by individual, unit and corporate performance: (i) base salary compensation; (ii) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP"); (iii) grants of restricted stock under the Company's 2004 Restricted Stock Plan ("Restricted Stock Plan"); and (iv) the Company's Long Term Compensation Plan.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation's chief executive officer and the four other most highly compensated executive officers. The Company intends that the cash bonuses paid to the Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") under the ICP will be fully deductible under Section 162(m). Restricted stock granted under the Restricted Stock Plan is not considered "performance-based" compensation under Section 162(m), so that compensation in excess of $1 million realized upon the vesting of restricted stock awarded to the named executive officers covered by Section 162(m) will not be deductible by the Company.

        Any salary or other annual compensation paid or imputed to the individual named executive officer covered by Section 162(m) that causes non-performance-based compensation to exceed the $1 million limit will not be deductible by the Company. While the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the shareholders' interest to restrict the Compensation Committee's discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Base Salaries

        Base salaries are targeted to be competitive with similar positions in comparable companies, including key competitors. In determining base salaries, the Compensation Committee also takes into account individual experience, responsibilities and performance, and issues specific to the Company.

Incentive Compensation Plan

        The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual minimum goals based upon the Company's pre-tax earnings, as well as unit goals and individual goals, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. The Compensation Committee, in its calculation of pre-tax earnings, has discretion to exclude or include extraordinary revenues and expenses. The amount of each bonus is then determined by the Company's performance measured by earnings (computed before taxes but after recognition of awards made under the ICP), by the performance of the corporate center or business unit in which that employee works and by that employee's performance. For 2005, the officer group as a whole received average payouts of approximately     % of target. These awards were approved by the Compensation Committee based on the performance of the Company, as defined in the ICP, units and individuals with consideration of the financial impact of various strategic initiatives in 2005. The ICP awards to the named executive officers are shown in the Summary Compensation Table, including any amounts deferred under the Company's Deferred Compensation Plan.

Equity Compensation

        The third component of executive compensation is equity compensation through the Restricted Stock Plan and, in the past, through the 1993 Stock Option Plan, the 1997 Stock Option Plan and the 2003 Stock Option Plan (collectively the "Option Plans"). The Compensation Committee believes that awarding equity to officers of the Company, including Mr. Meeker, has operated to further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance and aligns the long-term interest of shareholders and management. The Compensation Committee, which believes the Option Plans have served their stated function, further believes that the Restricted Stock Plan, which was approved in 2004, fully meets the stated goals for equity compensation. The Restricted Stock Plan awards are directed at attracting, motivating and retaining employees. In addition, the Company expects to benefit from the added interest such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock. During 2005, 29,623 shares of restricted stock were granted to the named executive officers. Individual Restricted Stock awards were based upon the contribution of the individual named executive officer in achieving the Company's strategic objectives.

Long-Term Compensation Plan

        The fourth element of executive compensation, the Company's Long Term Compensation Plan (the "LTC Plan"), encourages management to focus on achieving long term financial and strategic goals which are set to align management and shareholder interests by creating a link between compensation and Company performance. The LTC Plan provides compensation for superior performance to attract and retain the necessary leadership talent. Cash payouts under the LTC Plan are based on performance measures which are aligned with shareholder value creation over two-year or three-year periods of time, such as contribution to return on invested capital and earnings per share growth. The LTC Plan is currently dormant and the Compensation Committee plans to evaluate the efficacy of the LTC Plan.

Chief Executive Officer Compensation

        Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Effective December 31, 2005, the Company entered into an amended and restated employment agreement which will expire on March 13, 2007. Each year, Mr. Meeker's base salary is set by the Compensation Committee after considering the Company's overall financial performance, as measured by earnings before taxes in light of the Company's strategic development initiatives. Under his employment agreement, Mr. Meeker's base salary may not be reduced below that paid in the preceding year. For 2005, Mr. Meeker's annual base salary was set at $500,580. Mr. Meeker's bonus is determined by the Company's performance measured by earnings, as well as specific individual objectives established by the Committee for 2005 related to the Company's property, the character of its operations and product offerings, the development of strategic management positions, and the adoption of an updated strategic plan, a management development plan and a succession plan. These individual objectives were approved by the Company's shareholders at the annual meeting held June 16, 2005. For 2005, Mr. Meeker was awarded a bonus of $240,914, or 53% of his target bonus opportunity.

Compensation Committee
Craig J. Duchossois, Chairman
Leonard S. Coleman, Jr.
G. Watts Humphrey, Jr.
Darrell R. Wells

Compensation Committee Interlocks and Insider Participation

        The Company is unaware of any relationships among its officers and directors, which would require disclosure under this caption, except as set forth below under Certain Relationships and Related Transactions.

Stock Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of a peer group index and the Nasdaq Market Index for the period of approximately five (5) fiscal years commencing January 1, 2001 and ending December 31, 2005. The peer group index used by the Company is the Media General Leisure Industry Group index, which is a published industry peer index of companies engaged in the leisure industry. As its broad equity market index, the Company uses the Nasdaq Market Index which measures the performance of stocks listed on the Nasdaq National Market and the Nasdaq Small Cap Market. The graph depicts the result of an investment of $100 in the Company, the Nasdaq Market Index and the Media General Leisure Industry Group index. Because the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Churchill Downs	$100	$125.81	$131.64	$127.14	$157.95	$131.53
Leisure Industry	$100	$101.60	$90.88	$127.74	$178.06	$180.31
Nasdaq	$100	$79.71	$55.60	$83.60	$90.63	$92.62

Executive Compensation

        The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to (i) Mr. Meeker, the President and CEO of the Company, and (ii) each of the Company's four (4) most highly compensated executive officers in fiscal year 2005 who were serving as executive officers at the end of 2005 (collectively the "named executive officers").

Summary Compensation Table

		ANNUAL COMPENSATION					LONG-TERM COMPENSATION
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options/SARS (#)(4)	All Other Compensation ($)(5)
Thomas H. Meeker President, Chief Executive Officer and Director	2005 2004 2003	$499,021 463,500 450,000	(6) (6) (6)	$240,914 121,633 119,532	(6) (6)	$100,000 100,000	$500,573 463,487 -0-	-0- -0- -0-	$31,430 27,884 28,321
William C. Carstanjen(7) Executive Vice President, General Counsel and Chief Development Officer	2005 2004 2003	$146,462 -0- -0-	(6)	$192,000 -0- -0-		-0- -0- -0-	$439,450 -0- -0-	-0- -0- -0-	$257 -0- -0-
Michael E. Miller Executive Vice President and Chief Financial Officer	2005 2004 2003	$259,952 250,000 210,000		$84,607 54,873 62,121	(6) (6) (6)	-0- -0- -0-	$169,799 187,481 -0-	-0- -0- -0-	$13,496 11,517 1,021
Steven P. Sexton President, Churchill Downs Racetrack & Ellis Park Race Course	2005 2004 2003	$272,569 265,225 257,500	(6) (6) (6)	$55,696 55,968 73,497	(6) (6)	-0- -0- -0-	$128,310 92,838 -0-	-0- -0- -0-	$12,634 15,174 13,164
Andrew G. Skehan Executive Vice President and Chief Operating Officer	2005 2004 2003	$277,836 237,077 193,000	(6)	$68,319 59,724 79,371		-0- -0- -0-	$149,983 187,481 -0-	-0- -0- -0-	$20,748 7,001 2,905

(1)
In 2003, 2004 and 2005, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation" herein.

(2)
Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the discussion regarding the Supplemental Benefit Plan herein.

(3)
The shareholders approved the Company's Restricted Stock Plan at the 2004 Annual Meeting of Shareholders. The first awards under the Plan were granted on November 18, 2004, when the closing price of the Common Stock was $44.02 per share on the Nasdaq Stock Market. Additional awards were granted on March 10, 2005, when the closing price of the Common Stock was $39.34, July 5, 2005, when the closing price of the Common Stock was $44.89 and on November 9, 2005, when the closing price of the Common Stock was $35.01. The shares awarded have a five-year restriction period wherein the participant has neither voting nor dispositive power. The recipient does not receive dividends on the restricted stock during the restricted period. The following table provides information with respect to the named executive officers concerning the number and value of restricted shares held as of December 30, 2005 based upon the closing price of the Common Stock on December 30, 2005 of $36.73 on the Nasdaq Stock Market:

Mr. Meeker	Mr. Carstanjen	Mr. Miller	Mr. Sexton	Mr. Skehan
24,827/$911,896	11,000/$404,030	9,109/$334,574	5,757/$211,455	8,543/$313,784
(4)
No stock options were granted to any of the named executive officers in 2005. All stock option plans have expired or been terminated or suspended.

(5)
Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:

	Mr. Meeker	Mr. Carstanjen	Mr. Miller	Mr. Sexton	Mr. Skehan
2005	8,117	257	1,891	993	884
2004	5,777	-0-	1,372	765	791
2003	4,412	-0-	1,021	936	496

        Pursuant to the Company's Profit Sharing Plan and Deferred Compensation Plan, the Company matches employees' contributions (which in 2005 were limited under the Profit Sharing Plan to 5% of annual compensation or bi-weekly contributions and matching contributions in excess of such limit were made pursuant to the Deferred Compensation Plan). The Company also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

	Mr. Meeker	Mr. Carstanjen	Mr. Miller	Mr. Sexton	Mr. Skehan
2005	23,313	-0-	11,605	11,641	19,864
2004	22,107	-0-	10,145	14,409	6,210
2003	23,909	-0-	-0-	12,228	2,409
(6)
Includes certain amounts deferred under the Company's Deferred Compensation Plan.

(7)
Mr. Carstanjen joined the Company effective July 5, 2005.

        The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 2005:

Aggregate Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at year end (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at year end ($)(2) Exercisable/Unexercisable
Thomas H. Meeker	80,194	$1,365,366	247,263/0	$2,632,467/0
William C. Carstanjen	0	0	0	0
Michael E. Miller	0	0	25,317/0	$175,051/0
Steven P. Sexton	0	0	30,157/0	$122,141/0
Andrew G. Skehan	0	0	30,961/0	$213,920/0

(1)
Fair market value of shares underlying options at time of exercise minus the exercise price.

(2)
Closing bid as of the last trading day of 2005 (December 30, 2005) minus the exercise price. The closing bid was $36.61.

Supplemental Benefit Plan

        The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 50% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; and [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan. The estimated annual benefit payable after age 62 to Mr. Meeker under the Plan is $476,518. This estimate is based upon the following assumptions: (a) Mr. Meeker's actual Profit Sharing Plan balance as of December 31, 2005; (b) Mr. Meeker's salary as of December 31, 2005, and (c) the projected Social Security offset as of December 31, 2005.

Employment Agreements and Severance Agreement

        On March 13, 2003, Mr. Meeker and the Company entered into an employment agreement for a three year term as President and Chief Executive Officer, renewing automatically for three year periods unless the Board determines not to renew. In 2004, the Board determined not to extend the agreement beyond the then current three year period expiring in 2007. Under the agreement, Mr. Meeker is entitled to a base salary of $450,000 a year, to be adjusted by the Board of Directors at any time, but in no event shall the base salary be reduced below that paid in the preceding year. Mr. Meeker's base salary for 2006 is $500,580. Under the agreement he is also entitled to participate in the Company's supplemental benefit plan and company sponsored annual or long-term cash or equity based incentive plans, including the Company's Incentive Compensation Plan, Long Term Incentive Compensation Plan, Deferred Compensation Plan and Restricted Stock Plan, and in the Company's welfare benefit plans, profit sharing plans, health insurance and vacation. Mr. Meeker's compensation includes reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one country club and any other professional or business associations, and a $250,000 life insurance policy. On January 4, 2006, the Company amended and restated Mr. Meeker's employment agreement to clarify that the agreement expires on March 13, 2007, and to make changes to his severance benefits. Under the agreement, if Mr. Meeker is terminated without cause, or due to death or disability, or is constructively discharged, the Company is required to pay the following severance benefit: (i) one year of base salary; (ii) pro rated bonus for the year in which termination occurs; (iii) an amount equal to the greater of the Target Bonus, as defined under the Company's Incentive Compensation Plan, or the highest annual bonus Mr. Meeker received within the last three years; (iv) the balance of any annual or long-term cash incentive awards, if any, earned (but not yet paid) for the year in which termination occurs; (v) the acceleration of any outstanding stock options or restricted stock grants; (vi) continued participation in employee benefits for one year; (vii) assignment of a $250,000 life insurance policy to him; and (viii) the inclusion of the Target Bonus calculation of Mr. Meeker's Supplemental Benefit Plan benefit and credit for length of service through October 1, 2007. In the event Mr. Meeker remains employed by the Company through the term of his employment agreement, he will receive a retention benefit equal to the severance benefit. The agreement also provides that in the event that Mr. Meeker's severance benefit is delayed in order to avoid imposition of taxes under Section 409A of the Internal Revenue Code, he will receive an additional payment in an amount equal to one-half percent (0.5%) monthly simple interest on the payments delayed.

        Effective July 5, 2005, the Company entered into an employment agreement with William C. Carstanjen as Executive Vice President, General Counsel and Chief Development Officer. Under the employment agreement, Mr. Carstanjen is entitled to receive an annual base salary of $320,000 or such higher amount as the Compensation Committee shall from time to time determine. Mr. Carstanjen will be entitled to participate in the Company's Incentive Compensation Plan, and his award for 2005 is guaranteed to be no less than 60% of his annual base salary without any pro-ration due to time of employment. Under the employment agreement, Mr. Carstanjen received a grant of 5,500 shares of restricted stock which will vest in five years under the terms of the Company's Restricted Stock Plan and he will receive no less than 5,500 shares of restricted stock as part of the annual long-term incentive awards for key executives. Mr. Carstanjen is entitled to $900 per month automobile allowance, club dues, relocation expenses and participation in all other plans and programs offered to the Company's employees and executives, including without limitation, the Company's Employee Stock Purchase Plan, Deferred Compensation Plan, and disability and group life insurance plans. If Mr. Carstanjen's employment is terminated by the Company without "just cause" or in the event of a "constructive termination" as each term is defined in the employment agreement, then among other things, Mr. Carstanjen is entitled to the following termination benefits: (i) twenty four months' salary then in effect; (ii) pro rata annual bonus based at a minimum on his target bonus under the Company's Incentive Compensation Plan; (iii) the balance of any long-term or annual cash incentive awards, if any, earned but not yet paid subject to the applicable program; (iv) continuation of employee benefits for six months from the date of termination; and (iv) elimination of the restriction period of any shares of restricted stock issued to him under the Company's Restricted Stock Plan. If such termination would constitute a parachute payment under Section 280G(b)(2) of the Internal Revenue Code which would subject Mr. Carstanjen to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Carstanjen would be entitled to receive an additional gross-up payment to cover the excise tax on all such payments received by Mr. Carstanjen.

        Each of the executive officers, including those named in the Summary Compensation Table, other than Mr. Meeker or Mr. Carstanjen, is eligible for severance under the Company's Executive Severance Policy established effective November 13, 2003. The Executive Severance Policy provides executives and certain key employees of the Company with severance income while they seek alternative employment if they are involuntarily separated from employment with the Company due to an elimination of their position or duties. "Elimination of their positions or duties" means elimination for lack of work, cost containment, a general reduction in force, or other reasons unrelated to job performance, but excludes, without limitation, termination of employment for cause or otherwise due to job performance or other job-related matters. The amount of severance payable under the Executive Severance Policy is determined in accordance with the executive's position with the Company and his or her length of service with the Company, ranging from two weeks base salary for each year of service with the Company, and a maximum severance of twenty-six weeks base salary in the case of a corporate or unit vice president, to four weeks base salary for each year of service with the Company, and a maximum severance of fifty-two weeks base salary, in the case of an executive vice president. Participants also are provided with outplacement services at the expense of the Company, not to exceed $8,000.

Certain Relationships and Related Transactions

        During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

        Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Horse Racing Authority, the Illinois Racing Board, the Indiana Horse Racing Commission, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering or the Louisiana State Racing Commission, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races.

        In its ordinary course of business, the Company may enter into transactions with certain of its officers and directors for the sale of personal seat licenses and suite accommodations at its racetracks, and tickets for its live racing events. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with a third party and no such person received any extra or special benefit in connection with such transactions.

        One or more directors of the Company have an interest in business entities which contract with the Company (including its wholly or partially owned subsidiaries), Hoosier Park, L.P. ("Hoosier Park"), Calder Race Course, Inc. and Tropical Park, Inc. (collectively, "Calder"), Arlington Park Racecourse, LLC ("Arlington Park"), Churchill Downs Louisiana Horseracing Company, L.L.C. ("Fair Grounds Race Course") and Ellis Park, Inc. ("Ellis Park") (collectively, "Affiliates"), for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

        Mr. Charles W. Bidwill, Jr. who became a Director Emeritus following the 2005 Annual Meeting is a 14.42% owner of National Jockey Club, Inc. In 2005 National Jockey Club, Inc., Hawthorne Race Course, Inc. and Suburban Downs, Inc. doing business together as Hawthorne National LLC (referred to hereinafter as "National Jockey Club"), and the Company and its Affiliates were parties to simulcasting contracts whereby National Jockey Club was granted the right to simulcast the Affiliates' respective races and the Company's races, including the Kentucky Oaks-Grade I race and the Kentucky Derby—Grade I race. In consideration for these rights, National Jockey Club paid to the Company 7.8% of its gross handle on common pool wagers and 9.2% of its gross handle on Illinois separate pool wagers on the Kentucky Oaks—Grade I race and the Kentucky Derby—Grade I race, 3.5% of gross handle on other races simulcast from Churchill Downs and 3.3% of gross handle on simulcast races from Hollywood Park during its Spring Meet. In 2005, National Jockey Club and the Company and its Affiliates were also parties to simulcasting contracts whereby the Company and its Affiliates were granted certain rights to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, the Company and its Affiliates paid to National Jockey Club 3.0% of each track's respective gross handle on the National Jockey Club's simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2005, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

        On October 19, 2004, the Company acquired a total of 539,489 shares of Common Stock from Brad M. Kelley, pursuant to a Stock Redemption Agreement between the Company and Mr. Kelley (the "Redemption Agreement") and a Purchase Agreement between Kelley Farms Racing, LLC and the Company (the "Kentucky Downs Purchase Agreement").

        Pursuant to the Kentucky Downs Purchase Agreement, the Company sold a 19% interest in Kentucky Downs, LLC, the operator of Kentucky Downs racetrack, to Kelley Farms Racing, LLC, controlled by Mr. Kelley, along with debt owed to the Company by Kentucky Downs, LLC in the approximate amount of $2.7 million and the Company's rights under a racetrack management agreement, in exchange for 86,886 shares of Common Stock valued at approximately $3.2 million. Under the Kentucky Downs Purchase Agreement, if certain alternative gaming legislation is enacted or such gaming becomes legal within five years, Kelley Farms Racing, LLC will be required to pay the Company $2 million as additional consideration for its acquisition of the Company's interest in Kentucky Downs, LLC, and if alternative gaming has commenced at Kentucky Downs racetrack within five years, Kelley Farms Racing, LLC will be required to pay the Company up to an additional $12 million as additional consideration.

        Under the Redemption Agreement, the Company redeemed 452,603 shares of its common stock from Mr. Kelley at a price of $36.83 per share, which, after giving effect to the transactions under the Kentucky Downs Purchase Agreement, reduced Mr. Kelley's ownership of the Company's common stock to 4.9%. The shares redeemed under the Redemption Agreement were acquired by the Company in exchange for its subordinated unsecured convertible promissory note originally dated October 19, 2004 and as amended March 7, 2005, in the principal amount of $16,669,379.87 (the "Note"). The Note matures on October 18, 2014, and may not be prepaid without Mr. Kelley's consent. The Note bears interest on an annualized basis based upon the dividends which Mr. Kelley would have received on the Company shares redeemed under the Redemption Agreement had such redemption not occurred. Upon maturity of the Note, the Company must pay the principal balance and unpaid accrued interest in cash.

        Mr. Kelley may convert the Note, in whole or in part and upon not less than seventy-five days notice to the Company, into the number of shares of Common Stock equal to the principal amount of the Note plus accrued and unpaid interest being converted divided by the conversion price of $36.83. Under the terms of the Note, Mr. Kelley may exercise his conversion right if his total beneficial ownership of Common Stock immediately after conversion would be less than 4.9% of the total number of issued and outstanding shares of Common Stock. If Mr. Kelley's post-conversion beneficial ownership of the Company's Common Stock would be 5.0% or greater, he may exercise the conversion right only if he has fully disclosed any and all information, has executed any documents, and has taken all steps required by any applicable gaming agency or regulatory authority for holders of 5.0% of the Company's Common Stock (the "Disclosure Requirements"). The Note may be immediately converted without prior notice, subject to Mr. Kelley's compliance with the Disclosure Requirements, in the event the Company establishes a record date for holders to receive certain Company distributions (other than a distribution payable only in cash), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or in the event of certain reorganizations, reclassifications, recapitalizations, transfers, consolidations or mergers or any voluntary or involuntary dissolution, liquidation or winding-up of the Company. Mr. Kelley agreed in the Redemption Agreement that neither he nor any of his affiliates would purchase the Company's Common Stock unless his total beneficial ownership of the Company's Common Stock immediately after such purchase would be less than 4.9% or prior to such purchase, he has complied with the Disclosure Requirements.

        Upon consummation of the Kentucky Downs Purchase Agreement, Mr. Kelley became the 71% owner of Kentucky Downs, LLC, with the Company retaining a 5% ownership interest in Kentucky Downs, LLC, which also serves as a pari-mutuel off-track betting facility receiving simulcast transmissions of races conducted at the Company's racetracks. In 2005, Kentucky Downs and the Company and its Affiliates were parties to simulcasting contracts whereby Kentucky Downs was granted the right to simulcast the Company's and its Affiliates' respective races. In consideration for these rights with regard to the Company and Ellis Park, Kentucky Downs paid to the Company and to Ellis Park, respectively, the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, with respect to the other affiliates, Kentucky Downs paid 3.35% of its gross handle for Win, Place and Show wagers and 3.85% of its gross handle for exotic wagers on races simulcast from Hollywood Park,

3.25% of its gross handle on races simulcast from Calder Race Course, and 3.00% on the other races simulcast from Affiliates. In 2005, Kentucky Downs and the Company and Affiliates, except Hollywood Park, were also parties to simulcasting contracts whereby the Company and its affiliates were granted the right to simulcast Kentucky Downs' thoroughbred races. In consideration for these rights with regard to the Company and Ellis Park, the Company and Ellis Park, respectively, paid to Kentucky Downs the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, Hoosier Park, Arlington Park and Calder, respectively, paid to Kentucky Downs 3.00% of each track's gross handle on races simulcast from Kentucky Downs. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform within Kentucky and throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2005, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. Kentucky Downs received no extra or special benefit as a result of the Company's relationship with Mr. Kelley.

        On September 8, 2000, Arlington, then a wholly-owned subsidiary of the Company, entered into a lease and option to purchase agreement ("Lease") by which Arlington leases from Duchossois Industries, Inc. approximately 68 acres of real estate adjacent to the racetrack in Arlington Heights, Illinois, for use in Arlington's backside operations. For 2005, Arlington paid $378,000 to Duchossois Industries, Inc., pursuant to the Lease.

Independent Public Accountants

        On March 6, 2006, the Company's Audit Committee selected PricewaterhouseCoopers, LLP ("PwC") to serve as the Company's independent public accountant and auditor for the year ending December 31, 2006. PwC has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

        Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

        The aggregate fees incurred by the Company for services provided by PwC for the annual audit and for the quarterly reviews of the Company's financial statements, including expenses, (i) for the year ended December 31, 2004, were $1,098,300, and (ii) for the year ended December 31, 2005, were approximately $770,400, of which an aggregate amount of $630,500 was billed to the Company through December 31, 2005, and an additional amount of $139,900 was billed to the Company through March 1, 2006. Audit fees were incurred for services which include controls-related audit procedures under Sarbanes-Oxley Act Section 404 requirements, consultation on unusual accounting issues and involvement with registration statement filings or similar activities required of outside auditors.

Audit-Related Fees

        The aggregate fees incurred by the Company for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in the preceding section ("Audit-Related Fees") are as follows: (i) in 2004, such aggregate fees were $24,000 and (ii) in 2005, such aggregate fees were $0, all of which was billed to the Company by PwC through December 31, 2005. Audit-Related Fees were incurred for audits of employee benefit plans in 2004.

Tax Fees

        For professional services rendered by PwC to the Company for tax compliance, tax advice and tax planning ("Tax Fees"), the aggregate fees incurred and billed to the Company (i) in 2004, were $20,200, and (ii) in 2005, such aggregate fees were $11,090, of which $11,090 was billed to the Company by PwC through December 31, 2005. Services rendered to the Company by PwC in connection with Tax Fees included tax return preparation for a related entity, tax consultation and tax assistance.

All Other Fees

        For all other services provided by PwC to the Company for the use of Comperio, the firm's accounting research software ("Other Fees"), the aggregate fees incurred and billed to the Company (i) in 2004, were $1,500, and (ii) in 2005, such aggregate fees were $1,500, all of which were billed to the Company by PwC through December 31, 2005. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC's independence.

        The Audit Committee has adopted a policy of evaluating pre-approval of services provided by the independent auditors on a case-by-case basis. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2005. These services may include audit services, audit-related services, tax services, and other services.

Churchill Downs Incorporated
Audit Committee Report

        The following is the report of the Company's Audit Committee (the "Committee"), which currently consists of four directors, each of whom has been determined by the Board of Directors (the "Board") to meet the current standards of the Securities and Exchange Commission and the Nasdaq exchange to be considered an "independent director." The Board has also determined that one member, Darrell R. Wells, is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The Committee has an Audit Committee Charter (the "Charter"), which was revised and approved by the Board on March 11, 2004. The Committee's actions are determined by this Charter, which includes monitoring and oversight of the financial reporting process, the system of internal controls, the internal audit function, the independent auditors and the Company's procedures for legal and regulatory compliance. The Committee's job is one of oversight and the Committee reviews the work of the Company's management, the internal audit staff and the independent auditors on behalf of the Board.

        Specifically, the Committee:

  •
  Met six times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company's interim and annual financial statements for 2005. The Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

  •
  Discussed with the independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications), which sets forth required communication between independent auditors and audit committees.

  •
  Received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding their independence, and discussed the auditors' independence and ability to conduct the audit.

  •
  Reviewed and discussed reports from the Company's internal audit department and reports from the Company's legal department.

  •
  Discussed with management and the independent auditors the quality of the Company's internal controls.

  •
  Reviewed and approved all related party transactions.

  •
  Self-evaluated the effectiveness of the Committee.

  •
  Evaluated the effectiveness of the Company's internal audit function.

  •
  Reviewed and approved the 2005 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

  •
  In March 2006, the Committee selected PricewaterhouseCoopers to be reappointed as independent auditors for the calendar year 2006. The Committee also reviewed and pre-approved the 2006 audit fees for services related to the first quarter Form 10-Q review.

        No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee
Darrell R. Wells, Chairman
Leonard S. Coleman, Jr.
Daniel P. Harrington
Susan E. Packard

Approval of Minutes of 2005 Shareholders' Meeting and Other Matters
(Proposal No. 4)

        The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 2005 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting on which vote may properly be taken, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on our review of the forms filed with the Securities and Exchange Commission or written representations from certain reporting persons received by us, we believe that our directors, officers and persons who own more than ten percent (10%) of the Company's Common Stock have complied with all applicable filing requirements, except in the following instances: (i) Mr. Frederick M. Baedeker, Jr., a former executive officer, filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the acquisition over a two day period of 15,902 shares through the exercise of stock options granted under the Company's 1997 Stock Option Plan and their subsequent sale on the open market; and (ii) Mr. Seth W. Hancock, a member of the Board of Directors, filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the transfer of shares from the Mrs. A.B. Hancock, Jr. Marital Trust to the Estate of Waddell W. Hancock.

Multiple Shareholders Sharing the Same Address

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        At this time, one or more brokers with accountholders who are Churchill Downs shareholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Debra A. Wood, 700 Central Avenue, Louisville, Kentucky 40208, or at 502-636-4400. If your broker is not currently householding (i.e., you received multiple copies of the Company's Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

        Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the annual meeting of shareholders to be held in 2007 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than December    , 2006. Pursuant to the Company's Bylaws, proposals of shareholders intended to be presented at the Company's 2007 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2007 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than March 17, 2007, and no sooner than February 15, 2007. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
Thomas H. Meeker President and Chief Executive Officer
Rebecca C. Reed Senior Vice President, General Counsel and Secretary
Louisville, Kentucky April , 2006
PLEASE SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR OVER THE INTERNET IF YOU CANNOT BE PRESENT IN PERSON

EXHIBIT A

CHURCHILL DOWNS INCORPORATED
2004 RESTRICTED STOCK PLAN, AS AMENDED

        1.    PURPOSE OF PLAN

        The Churchill Downs Incorporated 2004 Restricted Stock Plan (the "Plan") is established by Churchill Downs Incorporated (the "Company") to aid the Company and its subsidiaries in securing and retaining directors and key employees of outstanding ability and to provide additional motivation to such directors and employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest that such directors and employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

        2.    STOCK SUBJECT TO THE PLAN

        The shares that may be awarded under the Plan shall be the Common Stock, no par value, of the Company. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed three hundred fifteen thousand (315,000) shares. Shares that are forfeited as a result of a participant's termination of employment or service as a director or withheld to satisfy applicable tax requirements shall again become available for award under the Plan.

        3.    ADMINISTRATION

        The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee").

        The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, and the sole authority, to (i) award shares under the Plan; (ii) consistent with the Plan, determine the provisions of the shares to be awarded and the restrictions and other terms and conditions applicable to each award of shares under the Plan; (iii) construe and interpret the Plan and the instruments evidencing the restrictions imposed upon stock awarded under the Plan and the shares awarded under the Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the Plan; and (v) generally administer the Plan and make all determinations in connection therewith that may be necessary or advisable in the Committee's sole discretion, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final, binding and conclusive upon all persons. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. The officers of the Company shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Committee. The Committee's construction, interpretation and administration of the Plan, including the terms and conditions of shares awarded under the Plan, its determinations with respect to such awards and its selection of eligible directors and employees to whom such awards are made, need not be uniform and may be made selectively among participants under the Plan and directors and employees (whether or not such persons are similarly situated).

        4.    ELIGIBILITY

        Directors and key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries shall be eligible for awards of stock under the Plan. The directors and employees who shall receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such director and employee selected. Members of the Committee shall not be precluded from receiving awards under the Plan during their service on the Committee. Directors and employees selected by the Committee to receive awards of stock hereunder are hereinafter referred to as "Eligible Recipients."

        5.    RIGHTS WITH RESPECT TO SHARES

        Subject to the terms, conditions and restrictions contained in the Plan and in the instrument under which an award is made by the Committee, an Eligible Recipient to whom an award of Common Stock is made hereunder shall have, after delivery to the Company or its designee of a certificate or certificates for such stock to be held in escrow on such Eligible Recipient's behalf, all rights of ownership with respect to such stock, including, without limitation, the right to vote the same, receive any dividends paid thereon and purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 1998, between the Company and National City Bank (as successor Rights Agent to The Fifth Third Bank), as amended, and as the same may be amended, modified or supplemented from time to time.

        6.    INVESTMENT REPRESENTATION

        If the shares of Common Stock that have been awarded to an Eligible Recipient pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Eligible Recipient, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such director or employee has acquired such shares of Common Stock for the participant's own account and not with a view to the distribution thereof.

        7.    CASH BONUSES

        If the Committee so determines in its sole and exclusive discretion, the Company may make a cash payment or payments to an Eligible Recipient in connection with an award of Common Stock hereunder, the lapse of restrictions imposed thereon or the payment by the Eligible Recipient of any taxes related thereto.

        8.    RESTRICTIONS

        (a)    Terms, Conditions and Restrictions.  In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than six months or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph (e) below, an Eligible Recipient of the award who is an employee of the Company shall remain in the employ of the Company or its subsidiaries during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

        (b)    Transferability Restriction.  No share awarded under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

        (c)    Agreements; Stock Legend.  As a condition to the grant of an award under the Plan, each Eligible Recipient shall execute and deliver to the Company an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

        (d)    Additional Conditions.  In the agreement evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its sole discretion, deems appropriate, including, without limitation: (i) that the Company shall have the right to deduct from payments of any kind due to the Eligible Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded or the payment of related cash bonuses; and (ii) that the Eligible Recipient enter into a covenant not to compete with the business of the Company and its subsidiaries during the period of the Eligible Recipient's employment or service as a director, as the case may be, and for a reasonable time thereafter.

        (e)    Lapse of Restrictions.  The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, except no restrictions shall lapse less than six months from the date of award in the event of (i), (ii), (iii) and (iv) below, unless otherwise specified by the Committee:

    (i)
    The expiration of the Restriction Period;

    (ii)
    The retirement of an Eligible Recipient who is an employee at or after age 60;

    (iii)
    The Eligible Recipient's total and permanent disability;

    (iv)
    The Eligible Recipient's death;

    (v)
    A Change in Control (as defined below) of the Company; or

    (vi)
    The acceleration of the termination of such restrictions on such terms and conditions as the Committee may establish in its sole discretion.

Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the Eligible Recipient, or, in the event of the Eligible Recipient's death, to the Eligible Recipients' personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

        (f)    Change in Control.  For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

    (i)
    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding voting securities of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

    (ii)
    individuals who, as of the date of adoption of the Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of adoption of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

    (iii)
    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, immediately following such Corporate

      Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the Board of Directors of the Company resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board of Directors providing for such Corporate Transaction; or

    (iv)
    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, actions taken in compliance with that certain Stockholder's Agreement dated as of September 8, 2000, among the Company, Duchossois Industries, Inc. and subsequent signatories thereto, as amended, modified or supplemented from time to time, shall not be deemed a Change in Control.

        In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution that results in the occurrence of any of the foregoing events, and the employment of an Eligible Recipient who is an employee or the service of an Eligible Recipient who is a director is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the termination of such Eligible Recipient's employment or service as a director, as the case may be, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

        9.    CHANGES IN CAPITAL

        If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the Plan and are subject to restrictions imposed by the Plan and that may thereafter be awarded hereunder.

        10.    MISCELLANEOUS

        (a)    No Right to Receive Award.  Nothing in the Plan shall be construed to give any director or employee of the Company or a subsidiary of the Company any right to receive an award under the Plan.

        (b)    Additional Shares Received with Respect to Restricted Stock.  Any shares of Common Stock or other securities of the Company received by an Eligible Recipient as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

        (c)    No Effect on Employment Rights, Etc.  Nothing in the Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary of the Company to terminate any person's employment or the right of the shareholders to remove any director at any time, or give any right to any person to be or remain employed by, or to serve as a director of, the Company or a subsidiary of the Company.

        11.    EFFECTIVE DATE OF PLAN

        The Plan shall become effective when approved by the Board of Directors of the Company, subject to approval by the shareholders of the Company at its 2004 annual shareholders' meeting or a special meeting duly called and held.

        12.    AMENDMENTS

        The Plan may be amended at any time or from time to time by the Committee; provided, however, that no such amendment shall, without the further approval of the Board of Directors:

    (i.)
    Except as provided in paragraph 9 of the Plan, increase the maximum number of shares reserved for purposes of the Plan;

    (ii.)
    Extend the duration of the Plan;

    (iii.)
    Materially increase the benefits accruing to participants under the Plan; or

    (iv.)
    Modify the eligibility requirements of paragraph 4 of the Plan.

Neither shall any amendment or alteration impair the rights of any participant during the Restriction Period without such participant's consent. Amendments to the Plan may be subject to approval by the shareholders of the Company pursuant to applicable federal or state securities laws or rules adopted by NASDAQ or any other stock exchange on which shares of the Company's Common Stock may be listed from time to time.

        13.    DURATION, SUSPENSION AND TERMINATION

        The Plan shall terminate and no further stock shall be awarded hereunder after January 1, 2014. In addition, the Committee may suspend or terminate the Plan at any time prior thereto. The suspension or termination of the Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to the Plan.

        14.    COMPLIANCE WITH SECTION 16(B)

        The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

        15.    SEVERABILITY

        The invalidity or unenforceability of any provision of the Plan or any stock awarded hereunder shall not affect the validity and enforceability of the remaining provisions of the Plan and any stock awarded hereunder. The invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the stock awarded hereunder.

        16.    GOVERNING LAW

        The Plan shall be governed by the laws of the Commonwealth of Kentucky.

CHURCHILL DOWNS INCORPORATED ATTN: INVESTOR RELATIONS 700 CENTRAL AVENUE LOUISVILLE, KY 40208	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and forelectronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Churchill Downs Incorporated in mailing proxy materials, you can consent toreceiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive oraccess shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructionsuntil 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call andfollow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Churchill DownsIncorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CHRHD1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHURCHILL DOWNS INCORPORATED

The Board of Directors unanimously recommends a vote FOR the following proposals:

1.	Election of Class I Directors (Proposal No. 1):	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's number on the space provided below.
	Class I Directors: (01) Leonard S. Coleman, Jr.; (02) Craig J. Duchossois; (03) G. Watts Humphrey, Jr.; and (04) Thomas H. Meeker;	☐	☐	☐
		For	Against	Abstain
II.
	To approve an amendment to the Churchill Downs Incorporated 2004 Restricted Stock Plan to add 120,000 shares of Common Stock by increasing the number of shares of Common Stock, no par value, reserved for issuance thereunder from 195,000 to 315,000 (Proposal No. 2);	☐	☐	☐
III.
	To approve the material terms of the performance goals established by the Compensation Committee of the Board of Directors for the payment of compensation to Thomas H. Meeker and William C. Carstanjen under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) (Proposal No. 3);	☐	☐	☐
IV.	Proposal to approve minutes of the 2005 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 5); and	☐	☐	☐
V.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.	☐	☐	☐
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4, AND FOR THE ELECTION OF ALL CLASS I DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1.
Please sign, date and return this Proxy promptly in the enclosed envelope.
(Please sign this Proxy exactly as name(s) appear(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V    DETACH CARD HERE    V

PROXY

CHURCHILL DOWNS INCORPORATED

700 Central Avenue
Louisville, Kentucky 40208

ANNUAL MEETING OF SHAREHOLDERS—JUNE 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Susan E. Packard and Robert L. Fealy, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 15, 2006, or any adjournment thereof, hereby revoking any Proxy heretofore given.

QuickLinks

Annual Meeting of Shareholders To Be Held on June 15, 2006
Executive Officers of the Company
Election of Directors (Proposal No. 1)
Corporate Governance
Executive Committee
Audit Committee
Compensation Committee
Nominating and Governance Committee
Strategic Planning Committee
Proposed Amendment of the Churchill Downs Incorporated 2004 Restricted Stock Plan to Add 120,000 Shares of Common Stock by Increasing the Number of Shares of Common Stock Available for Issuance Under the Plan from 195,000 to 315,000 (Proposal No. 2)
2004 Restricted Stock Plan
Proposal to Approve the Performance Goals for the Payment of Compensation to the Chief Executive Officer and the Executive Vice President, General Counsel and Chief Development Officer Under the Incentive Compensation Plan (Proposal No. 3)
Equity Compensation Plan Information(1)
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Stock Performance Graph
Executive Compensation
Certain Relationships and Related Transactions
Independent Public Accountants
Churchill Downs Incorporated Audit Committee Report
Approval of Minutes of 2005 Shareholders' Meeting and Other Matters (Proposal No. 4)
Section 16(a) Beneficial Ownership Reporting Compliance
Multiple Shareholders Sharing the Same Address
Proposals by Shareholders
EXHIBIT A
CHURCHILL DOWNS INCORPORATED 2004 RESTRICTED STOCK PLAN, AS AMENDED